                                                                    EXHIBIT 10-U

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is made and entered into by and between Veritas DGC Inc., a Delaware corporation (hereinafter referred to as "Employer"), and Matthew D. Fitzgerald, an individual currently resident in Fort Bend County, Texas (hereinafter referred to as "Employee") effective as of March 9, 2001.

         Attendant to Employee's employment by Employer, Employer and Employee wish for there to be a complete understanding and agreement between Employer and Employee with respect to, among other terms, Employee's duties and responsibilities to Employer; the compensation and benefits owed to Employee; the fiduciary duties owed by Employee to Employer; Employee's obligation to avoid conflicts of interest, disclose pertinent information to Employer, and refrain from using or disclosing Employer's information; and the term of employment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

Section 1. General Duties of Employer and Employee.

a. Employer agrees to employ Employee and Employee agrees to accept employment by Employer and to serve Employer in an executive capacity as its Executive Vice President, Chief Financial Officer & Treasurer. At the commencement of this Agreement, Employee will report to the Chief Executive Officer of Employer. The powers, duties and responsibilities of Employee as Chief Financial Officer and Treasurer include those duties that are the usual and customary powers, duties and responsibilities of such office, including those powers, duties and responsibilities specified in the Company's Bylaws, and such other and further duties appropriate to such position as may from time to time be assigned to Employee by the Chief Executive Officer or the Board of Directors of Employer (hereinafter referred to as the "Board").

b. While employed hereunder, Employee will devote substantially all reasonable and necessary time, efforts, skills and attention for the benefit of and with his primary attention to the affairs of Employer in order that he may faithfully perform his duties and obligations. The preceding sentence will not, however, be deemed to restrict Employee from attending to matters or engaging in activities not directly related to the business of Employer, provided that (i) such activities or matters are reasonable in scope and time commitment and not otherwise in violation of this Agreement, and (ii) Employee will not become a director of any corporation or other entity (excluding charitable or other non-profit organizations) without prior written disclosure to, and consent of, Employer.

c. At the commencement of Employee's employment by Employer, Employee will be based at Employer's headquarters located at 10300 Town Park, Houston, Texas (the "Place of Employment).

d. Employee agrees and acknowledges that during the term of this Agreement, he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer and to do no act knowingly which would injure Employer's business, its interests or its reputation.

Section 2. Compensation and Benefits.

a. Employer will pay Employee a lump sum of $70,000 (which will be reduced by taxes and withholding) within five business days after the commencement of his employment.

b. Employer will pay to Employee during the term of this Agreement a base salary of $18,750 per month. The Compensation Committee of the Board will review Employee's base salary from time to time and, during the term of this Agreement, may increase, but may not decrease Employee's base salary. The base salary, including any increase thereof, will be paid to Employee in equal installments every two weeks or on such other schedule as Employer may establish from time to time for its management personnel.

c. Employee will be eligible to participate in Employer's Key Contributor Incentive Compensation Plan for the fiscal year 2001 (8/01/2000 through 7/31/2001) with a target of 40% and a maximum of 80% of Employee's annual base salary. Any incentive earned in fiscal year 2001 will be prorated based on Employee's actual period of employment during the fiscal year. During each subsequent fiscal year during the term of this Agreement, Employee will be eligible to participate in that year's Key Contributor Incentive Plan or other replacement incentive or bonus plan Employer establishes for its key executives.

d. Effective as of the later to occur of (i) the effective date of this Agreement or (ii) March 6, 2001, Employer will grant to Employee an option (the "Stock Option") to purchase such number of shares of Employer's common stock, $.01 par value ("Common Stock") equal to 1.5 times Employee's annual base salary divided by the market price as of the date of grant. The Stock Option will be governed by Employer's 1992 Employee Non-qualified Stock Option Plan and the Stock Option Agreement in the form attached hereto as Exhibit A. Employee will be eligible for future option grants under Employer's Key Contributor Incentive Compensation Plan (or other replacement incentive or bonus plan Employer establishes for its key executives). In the event that Employer terminates Employee's employment at any time prior to March 9, 2003 for any reason other than for Cause (as hereinafter defined), death or Disability (as hereinafter defined), all Stock Options held by Employee on the date of such termination will automatically be fully vested.

e. Employer will award to Employee, effective as of the date of this Agreement, that number of shares of restricted Common Stock of Employer which have a value of $500,000. The actual number of shares will be calculated by dividing $500,000 by the average closing price of Common Stock as quoted in The Wall Street Journal for the twenty trading days prior to the effective date of this Agreement. Such restricted shares will be granted in accordance with the terms of the Restricted Stock Agreement attached hereto as Exhibit B and made a part hereof.

f. Employee will be entitled to paid vacation of not less than four weeks each year. Vacation may be taken by Employee at the time and for such periods as may be mutually agreed upon between Employer and Employee.

g. Employer will pay or reimburse Employee for all membership fees (other than initiation fees), dues and assessments relating to Employee's current golf club membership at River Bend Country Club, Houston, Texas.

h. Employee will be reimbursed in accordance with Employer's normal expense reimbursement policy for all of the actual and reasonable costs and expenses incurred by him in the performance of his services and duties hereunder, including, but not limited to, travel and entertainment expenses. Employee will furnish Employer with all invoices and vouchers reflecting amounts for which Employee seeks Employer's reimbursement.

i. Employee will be entitled to participate in all insurance and retirement plans, incentive compensation plans (at a level appropriate to his position) and such other benefit plans or programs as may be in effect from time to time for the key management employees of Employer including, without limitation, those related to savings and thrift, retirement, welfare, medical, dental, disability, salary continuance, accidental death, travel accident, life insurance, incentive bonus, membership in business and professional organizations, and reimbursement of business and entertainment expenses. Specifically, Employee will be entitled to participate in the Veritas DGC Inc. Deferred Compensation Plan as long as it is made available to other key management employees.

j. Employer, during the term of this Agreement and thereafter without limit of time, will indemnify Employee for claims and expenses to the extent provided in Employer's Certificate of Incorporation and Bylaws. Employer will also provide Employee coverage under Employer's policies of directors' and officers' liability insurance to the same extent as other executive officers of the Company during the term of this Agreement. In addition, effective as of the effective date of this Agreement, Employer agrees to enter into that one certain Indemnity Agreement with Employee, a copy of which is attached hereto as Exhibit C.

k. All salary, bonus and other payments made by Employer to Employee pursuant to this Agreement will be subject to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of Employer for insurance and other employee benefit plans in which Employee participates.

Section 3. Fiduciary Duty; Confidentiality.

a. In keeping with Employee's fiduciary duties to Employer, Employee agrees that he will not knowingly take any action that would create a conflict of interest with Employer, or upon discovery thereof, allow such a conflict to continue. In the event that Employee discovers that such a conflict exists, Employee agrees that he will disclose to the Board any facts which might involve a conflict of interest that has not been approved by the Board.

b. As part of Employee's fiduciary duties to Employer, Employee agrees to protect and safeguard Employer's information, ideas, concepts, improvements, discoveries, and inventions and any proprietary, confidential and other information relating to Employer or its business (collectively, "Confidential Information") and, except as may be required by Employer, Employee will not knowingly, either during his employment by Employer or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any Confidential Information, except (i) with the prior written consent of the Employer; (ii) in the course of the proper performance of the Employee's duties under this Agreement; (iii) for information that becomes generally available to the public other than as a result of the unauthorized disclosure by the Employee; (iv) for information that becomes available to Employee on a nonconfidential basis from a source other than Employer or its affiliated companies who is not bound by a duty of confidentiality to Employer; or (v) as may be required by any applicable law, rule, regulation or order.

c. Upon termination of his employment with Employer, Employee will immediately deliver to Employer all documents in Employee's possession or under his control which embody any of Employer's Confidential Information.

Section 4. Term.

         This Agreement will commence on March 9, 2001 and will continue in effect until the earlier to occur of the following: (i) termination in accordance with Section 5; (ii) Employee's death; or (iii) Employee's sixty-fifth birthday. In the event this Agreement terminates on Employee's sixty-fifth birthday, Employee will thereafter continue to be employed by Employer as an employee at will.

Section 5.  Termination by Employer or Employee.

a. Either Employee or Employer may terminate Employee's employment at any time for any or no reason upon fourteen (14) days written notice.

b. Employer may terminate this Agreement by reason of Employee's Disability (as hereinafter defined) after such condition of Disability has existed for at least 180 consecutive days. Employer will give Employee sixty days notice of its intention to effect such termination pursuant to this Section 5.b. As used in this Agreement, "Disability" will mean permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision.

c. Employer may terminate this Agreement upon the determination by a majority of the entire Board that Cause (as hereinafter defined) exists therefor. As used in this Agreement, "Cause" means (i) the willful and continued failure by Employee substantially to perform his obligations under this Agreement (other than any such failure resulting from his Disability) after a demand for substantial performance has been delivered to him by the Board which specifically identifies the manner in which the Board believes Employee has not substantially performed such provisions, (ii) Employee's willfully engaging in conduct materially and demonstrably injurious to the property or business of Employer, including without limitation, fraud, misappropriation of funds or other property of Employer, other willful misconduct, gross negligence or conviction of a felony or any crime of moral turpitude, or (iii) Employee's material breach of this Agreement which breach has not been remedied by Employee within ten (10) days after receipt by Employee of written notice from Employer that he is in material breach of the Agreement, specifying the particulars of such breach. If the Board determines that Cause exists, Employer may (A) terminate this Agreement effective immediately or at a subsequent date or (B) condition Employee's continued employment upon such considerations or requirements as may be reasonable under the circumstances and place a reasonable limitation upon the time within which Employee will comply with such considerations or requirements.

d. Employee will have the right to terminate this Agreement and his employment hereunder for "Good Reason," which for purposes of this Agreement means (i) Employer's failure to comply with any of the provisions of Section 2 of this Agreement and which failure is not remedied within ten (10) days after receipt of written notice from Employee specifying the particulars of such breach; (ii) Employer's breach of any other material provision of this Agreement which is not remedied within ten (10) days after receipt by Employer of written notice from Employee specifying the particulars of such breach; (iii) the assignment to Employee of any duties inconsistent with Employee's position (including status, offices, titles, and reporting requirement), duties, functions responsibilities, or authority as contemplated by Section 1 of this Agreement or other action by the Employer that results in a diminution (other than an isolated, inconsequential or insubstantial diminution which is remedied by Employer promptly after receipt of written notice thereof given by Employee) in such position, functions, responsibilities or authority; or (iv) the relocation of the Place of Employment to a location more than fifty miles (50) miles from the Place of Employment.

Section 6.  Effect of Termination.

a. Upon termination of this Agreement by Employer for Cause; or by Employee other than for Good Reason, all compensation and benefits will cease upon the date of termination other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the date of termination,
(ii) Employee's pro rata base salary through the date of termination; (ii) any incentive compensation due Employee if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to Employee on or before the date of termination; and (iii) medical and similar benefits the continuation of which is required by applicable law or provided by the applicable benefit plan.

b. Upon automatic termination of this Agreement due to the death of Employee or upon termination by Employer due to the Disability of Employee, all compensation and benefits will cease upon the date of termination other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the date of termination, (ii) Employee's pro rata base salary through the date of termination; (iii) any incentive compensation due Employee if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to Employee on or before the date of termination; and (iv) medical and similar benefits the continuation of which is required by applicable law or provided by the applicable benefit plan.

c. Upon termination of this Agreement due to Employee's reaching his sixty-fifth birthday, Employee will continue to be employed by Employer as an employee at will.

d. Upon termination of (i) Employee's employment by Employer at any time for any reason other than for Cause or due to Employee's Disability; or (ii) this Agreement by Employee for Good Reason during the term hereof, the obligations of Employer and Employee under Sections 1 and 2 will terminate as of the date this Agreement is terminated, and Employer will pay or provide to Employee:

         i. Employee's pro rata annual salary through the date of termination;

         ii. incentive compensation due Employee, if any, under the terms of the relevant incentive compensation arrangement; and

         iii. within thirty days of said termination, a severance benefit equal to two years of Employee's annual base salary.

All other compensation and benefits will cease upon the date of termination other than the following: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the date of termination, (ii) any rights Employee or his survivors may have under the Restricted Stock Agreement or under any grants of options to purchase Employer's Common Stock made in accordance with Section 2.b. hereof; and (iii) medical and similar benefits the continuation of which is required by applicable law or as provided by the applicable benefit plan.

The payments and benefits provided under this Section 6 will be payable without regard to Employee's other income or his ability to obtain other employment and Employee will be under not duty to mitigate the amount payable under this section.

As a condition to making the payments and providing the benefits specified in
Section 6.d., Employer will require that Employee execute a release of all claims Employee may have against Employer at the time of Employee's termination. Such release will be in substantially the same form as Exhibit D attached hereto.

Section 7.  Miscellaneous.

a. For a period of one year after the termination of Employee's employment with Employer, Employee will not, either on his own account or for any other person, firm, partnership, corporation, or other entity (i) solicit any employee of Employer or its affiliates to leave his or her employment; or (ii) induce or attempt to induce any such employee to breach her or his employment agreement with Employer; provided, however, that these restrictions will not apply with respect to any such employee who (i) was personally recruited to the Employer or its affiliate by Employee and (ii) became an employee of Employer or its affiliate on or before March 9, 2002.

b. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith will be in writing and will be delivered by hand or by registered or certified mail, return receipt requested to the addresses set forth below in this Section 7.

         If to Employer, to:

                  Veritas DGC Inc.
                  10300 Town Park
                  Houston, Texas 77072
                  Attention: Chief Executive Officer

         If to Employee, to:

                  Mr. Matthew D. Fitzgerald
                  1101 Sugar Creek Boulevard
                  Sugar Land, Texas 77478

or to such other names or addresses as Employer or Employee, as the case may be, designate by notice to the other party hereto in the manner specified in this Section.

c. This Agreement will be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and to Employee, his heirs, executors, administrators, representatives and assigns; provided, however, Employee agrees that his rights, duties and obligations hereunder are personal to him and may not be assigned by him without the express written consent of Employer.

d. This Agreement supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and Employer and constitutes the entire agreement between Employee and Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by the Board to execute such document.

e. If any provision of this Agreement or application thereof to anyone or under any circumstances should be determined to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. In addition, if any provision of this Agreement is held by an arbitration panel or a court of competent jurisdiction to be invalid, unenforceable, unreasonable, unduly restrictive or overly broad, the parties intend that such arbitration panel or court modify said provision so as to render it valid, enforceable, reasonable and not unduly restrictive or overly broad.

f. The internal laws of the State of Texas will govern the interpretation, validity, enforcement and effect of this Agreement without regard to the place of execution or the place for performance thereof.

Section 8. Arbitration.

a. Employer and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement will be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration will take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each party will designate an arbitrator. The appointed arbitrators will then appoint a third arbitrator. Employee and Employer agree that the decision of the arbitrators will be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Employer will reimburse Employee for his reasonable costs and expenses of arbitration, including reasonable attorneys' fees. Regardless of the outcome of the arbitration, Employer will pay all fees and expenses of the arbitrators and all of Employer's costs of arbitration.

b. Notwithstanding the provisions of Section 8.a., Employer may, if it so chooses, bring an action in any court of competent jurisdiction for injunctive relief to enforce Employee's obligations under Sections 3.b., 3.c., or 7.a. hereof.


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.


                                          EMPLOYER:

                                          VERITAS DGC INC.


                                          By:
                                              ----------------------------------
                                              David B. Robson
                                              Chairman & Chief Executive Officer


                                          EMPLOYEE:



                                          --------------------------------------
                                                  Matthew D. Fitzgerald

                                    EXHIBIT A

March 9, 2001


Matthew D. Fitzgerald
1101 Sugar Creek Boulevard
Sugar Land, Texas 77478


Dear Matthew:

Pursuant to the terms and conditions of the company's 1992 Employee Nonqualified Stock Option Plan (the "Plan"), you have been granted the option to purchase ______ shares (the "Option") of stock as outlined below.



         Granted To:                Matthew D. Fitzgerald
         SSN:
                                    ------------------
         Grant Date:                March     , 2001
                                          ---
         Options Granted:
                                    ---------------
         Option Price per Share:    $
                                     ------
         Expiration Date:           March    , 2011
                                          ---
         Vesting Schedule:
                                    25% on 2/   /2001  (25% vested upon grant)
                                             ---
                                    25% on 2/   /2002
                                             ---
                                    25% on 2/   /2003
                                             ---
                                    25% on 2/   /2004
                                             ---

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.





Signature:                                         Date:
           ----------------------------------           ------------------------
                Matthew D. Fitzgerald

                                VERITAS DGC INC.
                  1992 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED MARCH 7, 2000)

1.       PURPOSE.

         The purpose of this 1992 Employee Non-qualified Stock Option Plan (the "Plan") of Veritas DGC Inc. (the "Company") (formerly known as Digicon Inc.) is to provide officers and other key Employees with a continuing proprietary interest in the Company. The Plan is intended to advance the interests of the Company by enabling it (i) to increase the interest in the Company's welfare of those Employees who share the primary responsibility for the management, growth, and protection of the business of the Company, (ii) to furnish an incentive to such persons to continue their services to the Company, (iii) to provide a means through which the Company may continue to induce able management and operating personnel to enter its employ, and (iv) to provide a means through which the Company may effectively compete with other organizations offering similar incentive benefits in obtaining and retaining the services of competent management and operating personnel.

2.       DEFINITIONS.

                  Capitalized terms used herein shall have the meanings set forth in Schedule A attached.

3.       STOCK SUBJECT TO THE PLAN.

         The Company may grant from time to time Options to purchase Shares of the Company's authorized but unissued common stock, par value $.01 per share, or treasury shares of the Common Stock. Subject to adjustment as provided in Section 11 hereof, the aggregate number of Shares which may be issued or covered by Options pursuant to the Plan is 3,954,550 Shares, as adjusted for the one for three reverse stock split effective January 17, 1995. Shares of Common Stock applicable to Options which have expired unexercised or terminated for any reason, or not issued due to a Cashless Exercise, may again be subject to an Option or Options under the Plan.

4.       ADMINISTRATION.

         (a) The Plan shall be administered by the Committee, which shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors. No voting member of the Committee shall be eligible to receive Options under the Plan. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

         (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe or interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

         (c) Subject to the provisions of Sections 5 and 6 hereof, the Committee may, from time to time, determine which Employees of the Company or Subsidiary corporations shall be granted Options under the Plan, the number of Shares subject to each Option, and the time or times at which Options shall be granted.

         (d) The Committee shall report to the Board the names of Employees granted Options, and the number of Option Shares subject to, and the terms and conditions of, each Option; provided, however that no Option may be granted to an otherwise eligible Employee if, after giving effect to the proposed grant, such Employee would then hold Options covering more than 500,000 Shares of Common Stock under the Plan.

         (e) No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

5.       ELIGIBILITY.

                  All full-time salaried Employees of the Company and of its majority-owned subsidiaries shall be eligible to participate in the Plan, and Options may be granted by the Committee to eligible Employees designated by the Committee, either at the Committee's own initiative or upon the recommendation of management. In determining the Employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Company shall effect the granting of Options under the Plan in accordance with the determination made by the Committee.

6.       PRICE OF OPTIONS.

         The price of the Option shall be the Fair Market Value on the date of grant.

7.       TERM OF OPTION.

         Except as otherwise set forth in an Option Agreement, the Option shall terminate on the earliest to occur of the following:

         (a)      The expiration of ten (10) years from the date of grant.

         (b) Three (3) months after the termination of the Optionee, as long as termination is not the result of Disability, death, termination for Cause or Retirement.

         (c) In the case of termination as a result of Disability or death, one (1) year after the date of such termination. In the event the Optionee's relationship with the Company terminates as a result of Disability or death, the Option shall immediately become fully vested and exercisable as of the date of such termination.

         (d)      In the case of termination as a result of Retirement, three
                  (3) years after the date of such termination. In the event the Optionee's relationship with the Company terminates as a result of Retirement the Option shall immediately become fully vested and exercisable as of the date of such termination.

         (e) In the case of termination as a result of Cause, immediately upon the determination by the Committee or the Chairman of the Committee that exists therefor.

8.       EXERCISE OF OPTIONS.

         (a) General. Except as provided below, each Option may be exercised at such times and in such amounts as the Committee in its discretion may provide.

         (b) Manner of Exercising Options. Shares of Common Stock purchased under Options shall at the time of purchase be paid for in full. To the extent that the right to purchase Shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of Shares with respect to which the Option is being exercised, and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. Payment shall be by cash or by certified or official bank check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised; (i) all or a portion of the Exercise Price may be paid by the participant by delivery of Shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell Shares of Stock (or sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise). The Option shall not be exercisable if and to the extent the Company determines that such exercise does not follow regulations of any securities exchange on which the Stock is traded. If the Company makes such determination hereunder, the Company may rely on the opinion of counsel for the Company.

9.       NON-ASSIGNABILITY OF OPTION RIGHTS.

         No Option granted under the Plan shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercisable only by him.

10.      LEAVE OF ABSENCE.

         In the discretion of the Chairman or the Committee, an approved leave of absence shall not be deemed a termination of employment; however, no Option may be exercised during such leave of absence.

11.      CHANGE OF CONTROL.

         Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all Options shall be 100% vested and deemed earned in full as of the day immediately preceding the Change in Control date unless otherwise expressly provided in the Optionee's Option Agreement. Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Optionee's Option Agreement, the provisions of this Section 11 may not be terminated, amended, or modified to adversely affect any Option theretofore granted under the Plan without the prior written consent of the Optionee with respect to his outstanding Option subject, however, to the last paragraph of this Section 11.

         For all purposes of the Plan, a "Change in Control" of the Company shall mean:

         (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of Directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

         (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new Directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office, who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

         (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's Common Stock will be converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional Shares; or

         (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as Directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

         (e) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

         (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

         Notwithstanding the occurrence of any of the foregoing events of this
         Section 11 which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of Directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.

12.      ADJUSTMENT OF OPTIONS ON RECAPITALIZATION OR REORGANIZATION.

         The aggregate number of Shares of Common Stock on which Options may be granted to persons participating under the Plan, the aggregate number of Shares of Common Stock on which Options may be granted to any one such person, the number of Shares thereof covered by each outstanding Option, and the price per Share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock of the Company resulting from the subdivision or combination of Shares or other capital adjustments, or the payment of a Common Stock dividend after the effective date of this Plan, or other increase or decrease in such Shares effected without receipt of consideration by the Company; provided, however, that no adjustment shall be made unless the aggregate effect of all such increases and decreases occurring in any one fiscal year after the effective date of this Plan will increase or decrease the number of issued Shares of Common Stock of the Company by 5% or more; and, provided, further, that any Options to purchase fractional Shares resulting from any such adjustment shall be eliminated.

         Subject to any required action by the stockholders and to Section 11 hereof, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares of Common Stock subject to Option would have been entitled had such Option been exercised immediately preceding such merger or consolidation; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation (except for a change in Control as defined in Section 11 hereof in which case Section 11 shall govern then outstanding Options shall cause every Option outstanding hereunder to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an Option or Options to purchase its Shares on its terms and conditions, both as to the number of Shares and otherwise.

         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

13.      AGREEMENTS BY OPTIONEE.

         Each individual Optionee shall agree:

         (a) If requested by the Company, at the time of exercise of any Option, to execute an agreement stating that he is purchasing the Shares subject to Option for investment purposes and not with a view to the resale or distribution thereof; and

         (b) All deliveries and distribution under this Agreement results in compensation income to the Employee for federal, state or local income tax purposes. Employee shall deliver to the Company at the time of such distribution, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if such Employee fails to do so, Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

14.      RIGHTS AS A SHAREHOLDER.

         The Optionee shall have no rights as a stockholder with respect to any Shares of Common Stock of the Company held under Option until the date of issuance of the stock certificates to him for such Shares.

15.      EFFECTIVE DATE.

         The Plan was effective as of September 1, 1992, upon approval by the holders of a majority of the Shares of outstanding capital stock present at the December 17, 1992 annual meeting of the Company's stockholders. The Plan was amended by the Board on August 29, 1997, and amended and restated by the Board on March 10, 1997, December 9, 1998, and March 7, 2000.

16.      AMENDMENTS.

         (a) The Board may, from time to time, alter, suspend or terminate the Plan, or alter or amend any and all Option agreements granted thereunder but only for one or more of the following purposes:

                  (1) To modify the administrative provisions of the Plan or Options;

                  (2) To make any other amendment which does not materially alter the intent or benefits of the Plan; or

                  (3) Increase the maximum number of Shares as to which Options may be granted under the Plan either to all persons participating in the Plan or to any one such person.

         (b) It is expressly provided that no such action of the Board may, without the approval of the stockholders, alter the provisions of the Plan or Option agreements granted thereunder so as to:

                           Decrease the Option price applicable to any Options granted under the Plan, provided, however, that the provisions of this clause: (a) shall not prevent the granting, to any person holding an Option under the Plan, of additional Options under the Plan exercisable at a lower Option price; or (b) alter any outstanding Option agreement to the detriment of the Optionee, without his consent.

17.      EMPLOYMENT OBLIGATION.

         The granting of any Option under this Plan shall not impose upon the Company any obligation whatsoever to employ or to continue to employ any Optionee, and the right of the Company to terminate the employment of any officer or other Employee shall not be diminished or affected by reason of the fact that an Option has been granted to him under the Plan.

18.      VES OPTIONS.

         In order to carry out the terms of (i) the Combination Agreement dated May 10, 1996, between the Company and Veritas Energy Services Inc. ("VES") which was approved by the Company's stockholders at a special meeting held on August 20, 1996, and (ii) the Plan of Arrangement under
         Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and VES which, pursuant to an interim order of the Court of Queen's Bench of Alberta dated July 18, 1996, was approved at special meetings of VES Optionholders and shareholders held August 20, 1996, this Plan shall include under its terms each of the Options (the "VES Options") outstanding on the Effective Date (as defined in the Combination Agreement) (which includes all outstanding Options granted under VES' Stock Option Plan for Directors, Officers and Key Employees (the "VES Option Plan")) without any further action on the part of any holder thereof (each a "VES Optionholder"). Effective as of the Effective Time, each VES Option will be exercisable to purchase that number of Shares of the Company's Common Stock determined by multiplying the number of VES common shares (the "VES Common Shares") subject to such VES Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per share of such VES Options immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such exercise price shall be converted into a United States dollar equivalent based on the noon spot rate of exchange of the Bank of Canada on such date. If the foregoing calculation results in an exchanged VES Option being exercisable for a fractional Share of the Company's Common Stock, then the number of Shares of the Company's Common Stock subject to such Option will be rounded down to the nearest whole number of Shares and the total exercise price for the Option will be reduced by the exercise price of the fractional Share. The term, exercisability, vesting schedule and all other terms and conditions of the VES Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein.

19.      ENERTEC OPTIONS.

         In order to carry out the terms of (i) the Combination Agreement dated as of March 30, 1999 which was approved by the Company's stockholders at a special meeting held on September 21, 1999, and (ii) the Plan of Arrangement under Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and Enertec Resource Services Inc. which, pursuant to an amended interim order of the Court of Queen's Bench of Alberta dated August 11, 1999, was approved at special meetings of

         Enertec Optionholders and shareholders held September 22, 1999, this Plan shall include under its terms each of the Options (the "Enertec Options") outstanding on the Effective Date (as defined in the Combination Agreement) (which includes all outstanding Options granted under Enertec's stock option plans for directors, officers and Employees [collectively, the "Enertec Option Plan"]) without any further action on the part of any holder thereof (each an "Enertec Optionholder"). Effective as of the Effective Time, each Enertec Option will be exercisable to purchase that number of Shares of the Company's Common Stock determined by multiplying the number of Enertec common shares (the "Enertec Common Shares") subject to such Enertec Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per Share of Veritas Common Stock equal to the exercise price per share of such Enertec Option immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such exercise price shall be converted into a United States dollar equivalent based on the rate of exchange as stated in The Wall Street Journal next published after the Effective Time. If the foregoing calculation results in an exchanged Enertec Option being exercisable for a fractional Share of Veritas Common Stock, then the number of Shares of Veritas Common Stock subject to such Option will be rounded down to the nearest whole number of Shares and the total exercise price for the Option will be reduced by the exercise price of the fractional Share. Each Veritas Option shall be:

         (i)      fully vested immediately after the Effective Time; and

         (ii) for a term commencing at the Effective Time and ending as follows:

                  (A)      for each Optionholder who:

                           (1) is an Enertec director, officer or Employee, at the Effective Time (a "Current Optionholder; and

                           (2) after the Effective Time is employed or retained by the Company, Enertec or one of their Subsidiaries,

                           (3) on the date as set forth in subsections 5(b) and (d) of the Enertec Option Plan;

                  (B) for each Current Optionholder who at the Effective Time is not retained as a director, officer or Employee of the Company, Enertec or one of their subsidiaries, on the date that is the first business day on or immediately after the date that is 90 days after the later of the Effective Date and the date such director, officer or Employee is terminated; or

                  (C) notwithstanding the provisions of (A) and (B) above, the Enertec Option Plan or the Plan, for each Current Optionholder with an executive termination contract, on the current expiry date of such Option (the sixth anniversary date).

         The term, exerciseability, and all other terms and conditions of the Enertec Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein."

                                   SCHEDULE A

                                DEFINITIONS FOR:
     VERITAS DGC INC. RESTRICTED STOCK PLAN, VERITAS DGC INC. 1992 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN, VERITAS DGC INC. 1992 NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN, VERITAS DGC INC. 2001 KEY EMPLOYEE NON-QUALIFIED STOCK OPTION
       PLAN, AND VERITAS DGC INC. 2001 KEY EMPLOYEE RESTRICTED STOCK PLAN


         (a) 2001 RESTRICTED STOCK PLAN. The Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan.

         (b) AUTHORIZED OFFICER. The Chairman of the Board, the Chief Executive Officer of the Company, an Executive Vice President of the Company, the Vice President of Human Resources, and any other officer of the Company who has been delegated the authority by the Committee to execute a Restricted Stock Agreement or Option Agreement for and on behalf of the Company. No officer shall be an Authorized Officer with respect to any Restricted Stock Agreement or Option Agreement for himself or herself

         (c)      BOARD. The Board of Directors of the Company.

         (d) CAUSE. When used in connection with termination of Employment as determined by the Chairman or Committee, "Cause" shall mean the Employee's willfully engaging in conduct materially and demonstrably injurious to the property of business of Employer, including, without limitation, fraud, misappropriation of funds or other property of Employer, other willful misconduct, gross negligence or commission of a felony or other crime of moral turpitude.

         (e) CASH EXERCISE. Form of exercise of an Option in which the Option Price for the number of Shares of Common Stock being purchased is paid with cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the Shares.

         (f) CASHLESS EXERCISE. Form of exercise of an Option in which the Option Price for the number of shares of Common Stock being purchased is paid with consideration in the form of Common Stock at is Fair Market Value on the date of exercise, an election to have Shares of Common Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price and/or to satisfy any required income tax withholding obligation, or any combination of cash and cashless exercise and/or any other form of payment which is acceptable to the Committee.

         (g) CHANGE IN CONTROL. The occurrence of any of the following events:

                  (1) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of Directors to the Board; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in
                           Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

                  (2) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new Directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office, who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (3) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's Common Stock will be converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional Shares; or

                  (4) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as Directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

                  (5) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

                  (6) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

                  Notwithstanding the occurrence of any of the foregoing events described in this Section (g) which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of Directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.

         (h)      CODE. The Internal Revenue Code of 1986, as amended.

         (i)      COMMITTEE. The Compensation Committee of the Board.

         (j) COMMON STOCK. The common stock of the Company, $.01 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         (k)      COMPANY. Veritas DGC Inc., a Delaware corporation.

         (l) COVERED EMPLOYEE. Any individual who, on the last day of the taxable year, is (a) the chief executive officer of the Company or is acting in such capacity; or (b) among the four highest compensated officers (other than the chief executive officer) as each are defined under the regulation promulgated under Section 162(m) of the Code

         (m) DIRECTOR. An individual elected by the shareholders/stockholders of the Company, or in the case of a vacancy or newly created position, by the other Directors, to serve on the Board who performs the functions of a director set forth in the Company's charter documents and bylaws.

         (n) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Participant that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Participant is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request by the Committee.

         (o) EMPLOYEE. A person employed by the Company or a Subsidiary as a common law employee.

         (p) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in
                  Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment shall be determined by the Committee in its discretion.

         (q)      EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

         (r) EXERCISABILITY. The ability to convert an Option into the underlying Shares of Common Stock through their purchase or other acquisition.

         (s) EXERCISE. The transaction in which an Optionee elects to purchase some or all of the Shares of Common Stock underlying an Option.

         (t) EXERCISE PRICE. The consideration in money or property that, pursuant to the terms of an Option Agreement, is the price at which the Shares of Common Stock subject to an Option may be purchased. The exercise price is typically expressed on a per share basis.

         (u) EXPIRATION DATE. The last date on which an Option may be exercised by an Optionee.

         (v) FAIR MARKET VALUE. The Fair Market Value of one share of Common Stock shall be the last reported sale price for the Common Stock on the principal stock exchange on which the Common Stock is traded on the business day immediately preceding the date for which the Fair Market Value is being determined.

         (w) GRANTEE. Any Employee who is granted an Incentive Award under the Plan.

         (x) INCENTIVE AWARD. A grant of Restricted Stock made to a Grantee under the Restricted Stock Plan or the 2001 Restricted Stock Plan.

         (y) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         (z) MATURE SHARES. Shares of Stock that the Optionee has held for at least six months.

         (aa)     NYSE. The New York Stock Exchange, Inc.

         (bb) NONQUALIFIED STOCK OPTION. An Option that is not intended to satisfy the requirements of a statutory stock option under
                  Section 422 of the Code. This type of stock option gives rise to federal income tax consequences on the date of exercise.

         (cc) OPTION. An option granted under the respective Plan to purchase shares of Common Stock.

         (dd) OPTION AGREEMENT. A written contract setting forth the terms and conditions of an Option.

         (ee) OPTION PRICE. The consideration in money or Common Stock which, pursuant to the terms of an Option Agreement, is the price at which the Shares of Common Stock subject to an Option may be purchased.

         (ff)     OPTIONEE. The recipient of an Option.

         (gg) OUTSTANDING OPTION. An Option that has been formally granted by a corporation and is not cancelled exercised or expired.

         (hh) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
                  Section 424(e) of the Code.

         (ii)     PARTICIPANT. An Optionee or the recipient of Restricted Stock.

         (jj) PERFORMANCE-BASED EXCEPTION. The Performance-Based Exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code ss. 162(m) and Treasury Regulation ss. 1.162-27(e) (or its successor).

         (kk) PLAN. The Veritas DGC Inc. Restricted Stock Plan, the 1992 Employee Non-qualified Stock Option Plan, the Non-employee Director Stock Option Plan, the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan and the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan as set forth in their respective plan documents and as they may be amended from time to time.

         (ll) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee pursuant to the Restricted Stock Plan or the 2001 Restricted Stock Plan.

         (mm) RESTRICTED STOCK AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which a Restricted Stock Award is granted.

         (nn) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

         (oo) RESTRICTION PERIOD. The period of time determined by the Committee and set forth in the Restricted Stock Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

         (pp) RETIREMENT. Participant's voluntary Termination of Employment after (a) he has attained the age of 62 and completed ten years of employment with the Company and/or any of its Subsidiaries, or (b) he has attained such other retirement age as may be specified in the Participant's Restricted Stock Agreement or Option Agreement.

         (qq) RULE 144. Rule promulgated by the Securities and Exchange Commission as a "safe harbor" for the resale of "restricted securities" (that is, securities that were acquired other than in a public offering), and "control securities" (that is, securities owned by affiliates of the corporation).

         (rr) RULE 16B. Provision of the Securities and Exchange Act of 1934 that requires the directors and officers of an issuer that has registered a class of its equity securities under Section 12, as well as the beneficial owners of more than 10% of any class of the issuer's registered equity securities, to turn over to the issuer any profits realized from the purchase and sale, and purchase of the issuer's equity securities within a period of less than six months.

         (ss) SECURITIES AND EXCHANGE COMMISSION (SEC). Agency of the federal government created under the Securities Exchange Act of 1934 that administers the federal laws regulating the offer and sale of Securities in the United States.

         (tt)     SHARE. A share of the Common Stock of the Company.

         (uu)     SHARE POOL. The number of Shares authorized for issuance under
                  Section 1.4 of the Veritas DGC Inc. Restricted Stock Plan,
                  Section 3 of the Veritas DGC Inc. Employee Non-qualified Stock Option Plan, and Section 4 of the Veritas DGC Inc. Non-employee Director Stock Option Plan, as adjusted for awards and payouts under Section 1.5 of the Restricted Stock Plan and as adjusted for changes in corporate capitalization under Section 3.5 of the Restricted Stock Plan, Section 12 of the Employee Non-qualified Stock Option Plan, and Section 17 of the Non-employee Director Stock Option Plan.

         (vv) SUBSIDIARY OR SUBSIDIARIES. Any corporation other than the Company (whether now or hereafter existing) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (ww) TERMINATION OF EMPLOYMENT. The termination of a Participant's status as a common law employee of the Company or a Subsidiary unless the Participant immediately thereafter is hired as a common law employee of a different employer that is the Company or a Subsidiary.

                                    EXHIBIT B

                           RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the "AGREEMENT") is made and entered into by and between Veritas DGC Inc., a Delaware corporation (the "COMPANY") and Matthew
D. Fitzgerald, an employee of the Company ("EMPLOYEE") on this 9th day of March 2001 pursuant to the Company's Restricted Stock Plan (the "PLAN"), which is incorporated by reference herein in its entirety.

WHEREAS, Employee is employed by Veritas DGC Inc., and in connection with such employment as part of Employee's compensation, the Company desires to grant to Employee _______________ (_________) shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), subject to the terms and conditions of this Agreement, with a view to increasing Employee's equity interest in the Company and

WHEREAS, Employee desires to have the opportunity to hold shares of Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

         a. "Forfeiture Restrictions" shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of shares of Common Stock issued to Employee hereunder and the obligation to forfeit and surrender such shares to the Company.

         b. "Restricted Shares" shall mean shares of Common Stock that are subject to the Forfeiture Restrictions under this Agreement.

                  Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2. GRANT OF RESTRICTED SHARES. Effective on the date of this Agreement, the Company shall cause to be issued in Employee's name ____________ (_______) shares of Common Stock as Restricted Shares. A certificate evidencing the Restricted Shares shall be issued by Company in Employee's name, pursuant to which Employee shall have, except for the Forfeiture Restrictions, all of the rights of a stockholder of Company with respect to such Restricted Shares, including, without limitation, the right to receive any dividends or distributions allocable thereto. The certificate shall be delivered upon issuance to the Secretary of Company or to such other depository as may be designated by the Committee under the Plan as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse. On the date of this Agreement, Employee shall deliver to the Company all stock powers, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee in exchange for the certificate evidencing the Restricted Shares.

3. TRANSFER RESTRICTIONS. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions. Further, the Restricted Shares may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and
         (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares. Certificates representing the Restricted Shares shall be legended as follows to reflect the Forfeiture Restrictions and to assure compliance with any applicable federal or state securities laws:

                 THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE VERITAS DGC INC. RESTRICTED STOCK PLAN AND A RESTRICTED STOCK AGREEMENT DATED MARCH 9, 2001 BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND VERITAS DGC INC. RESTRICTIONS ON THE RIGHT TO OWN OR TRANSFER THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO SAID RESTRICTED STOCK AGREEMENT. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

4. VESTING. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been employed, as defined in the plan, from the date of this Agreement through the lapse date:


                                                             NUMBER OF
                                                      RESTRICTED SHARES AS TO
                                                          WHICH FORFEITURE
               LAPSE DATE                               RESTRICTIONS LAPSE

                        , 2002
            ------------                                       --------
                        , 2003
            ------------                                       --------
                        , 2004
            ------------                                       --------


         Notwithstanding the foregoing provisions of this Section 4, in the event Employee's employment with Company is terminated prior to the lapse dates (i) by Company without Cause, as defined in the employment agreement dated March 9, 2001 between Employee and the Company (the "Employee Agreement"), (ii) due to the death or Disability, as defined in the Employment Agreement, of Employee, or (iii) due to a Change in Control of the Company, as defined in Section 3.7 of the Plan, then, in any such event, all remaining Forfeiture Restrictions shall immediately lapse and the Restricted Shares shall then be transferable free of restrictions.

5. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Restricted Shares shall not affect in any way the right or power of Company to make or authorize any adjustment, recapitalization, reorganization or other change in Company's capital structure or its business, any merger or consolidation of Company, any issue of debt or equity securities, the dissolution or liquidation of Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding. The prohibitions of this Section 5 shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.

6. TAX WITHHOLDING. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Employee for federal, state or local income tax purposes, Employee shall deliver to Company at the time of such receipt or lapse, as the case may be, such amount of money as Company may require to meet its obligation under applicable tax laws or regulations, and, if such Employee fails to do so, Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

7. CONSIDERATION PAID FOR SHARES. As consideration for the issuance of the Restricted Shares, Employee shall pay Company the par value of such Restricted Shares.

8. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of Company as long as Employee remains in Employment (as defined in the Plan). The Committee shall determine any questions as to whether and when there has been a termination of such Employment, and the cause of such termination, under the Plan and its determination shall be final. In each case, however, the cause of termination shall be treated the same under the Plan and under the Employment Agreement.

9. CERTAIN TRANSFERS VOID. Any purported transfer of shares of Restricted Shares in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.

10. NO FRACTIONAL SHARES. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

11. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between Employee and the Company, or otherwise effect any at-will employment relationship between Employee and the Company or guarantee the right to Employment for any specified term.

12. NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Employee at Employee's address indicated on the Company's stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received.

13. AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15. SUCCESSORS AND ASSIGNS. Subject to the limitations which this Agreement imposes upon transferability of shares of Common Stock, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Employee, his permitted assigns and upon his death, his estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

                                             COMPANY:
                                             VERITAS DGC INC.


                                             By:
                                                --------------------------------
                                                Thomas Scott Smith
                                                Corporate Vice President of
                                                Human Resources

                                                10300 Town Park
                                                Houston, Texas 77072

                                             EMPLOYEE:


                                             -----------------------------------
                                             Matthew D. Fitzgerald

                                             Address:
                                             1101 Sugar Creek Boulevard
                                             Sugar Land, Texas 77478

                             IRREVOCABLE STOCK POWER


KNOW ALL MEN BY THESE PRESENTS, THAT the undersigned, FOR VALUE RECEIVED, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Veritas DGC Inc., a Delaware Corporation (the "Company"), _____________ (_______) shares of common stock, $.01 par value, of the Company, Standing in the undersigned's name on the books of the Company represented by Certificate No. _____; AND subject to and in accordance with the Restricted Stock Agreement dated March 9, 2001 between the undersigned and the Company, the undersigned does hereby constitute and appoint _____________________________________ its true and lawful attorney, IRREVOCABLY, for the undersigned and in its name and stead, to sell assign, transfer, hypothecate, pledge and make over all or any part of the said stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said Attorney or his substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand on this 9th day of March 2001.



                                                  ------------------------------
                                                  Matthew D. Fitzgerald

                                    EXHIBIT C

                               INDEMNITY AGREEMENT


         THIS AGREEMENT made this ___ day of _______, 2001, between Veritas DGC Inc., a Delaware corporation ("Company"), and Matthew D. Fitzgerald, ("Indemnitee").

         WHEREAS, the Company and Indemnitee desire that Indemnitee continue to serve as a director and/or officer of the Company; and

         WHEREAS, the Company desires and intends hereby to provide indemnification (including advancement of expenses) against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises hereinafter set forth, the reliance of the Indemnitee hereon in continuing to serve the Company in his present capacity and in undertaking to serve the Company in any additional capacity or capacities, the Company and the Indemnitee agree as follows:

         1. Continued Service. Indemnitee will continue to serve, at the will of the Company and under separate contract, if such exists, as a director and/or officer so long as he is duly elected and qualified in accordance with the Bylaws of the Company or until he tenders his resignation.

         2. Indemnification. The Company shall indemnify Indemnitee as follows:

                  (a) The Company shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee to the fullest extent, and only to the extent, permitted by applicable law in effect on the date of this Agreement and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other paragraphs of this Section 2 or any other Sections of this Agreement.

                  (b) The Company shall indemnify Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company) by reason of his Corporate Status (as hereinafter defined) against expenses, judgments, awards, penalties, fines and amounts paid in settlements actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.


                  (c) The Company shall indemnify Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact of his Corporate Status against expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  (d) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this paragraph (d) of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, wit or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

                  (e) In the event the indemnity contained in paragraphs (b),
(c) or (d) of this Section 2 is unavailable or insufficient to hold Indemnitee harmless in a Proceeding described therein, then in accordance with the non-exclusivity provisions of the Delaware General Corporation law and the Certificate and Bylaws, and separate from and in addition to, the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and the Indemnitee on the other in the acts, transactions or matters to which the Proceeding relates and other equitable considerations.

                  (f) The termination of any Proceeding described in paragraphs
(b), (c) or (d) of this Section 2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                  (g) Any indemnification under paragraphs (b), (c), (d) or (e) of this Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with Section 3 hereof) that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (b), (c), (d) or (e) of this Section 2. Such determination shall be made (1) by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by Independent Legal Counsel (as hereinafter defined) in a written opinion, or (3) by the stockholders. If, with regard to paragraph
(e) of this Section 2, such a determination is not permitted by law or if a quorum of Disinterested Directors so directs, such determination shall be made by the Chancery Court of the State of Delaware or the court in which the Proceeding giving rise to the claim for indemnification is brought.

                  (h) Expenses incurred by Indemnitee in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding as authorized (in accordance with Section 4 hereof) by the board of directors in the specific case upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise.

                  (i) The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, judicial determination, vote of stockholders or disinterested directors or otherwise, both as to action in his Corporate Status and as to action in another capacity while holding a Corporate Status, and shall continue after Indemnitee has ceased to be a director, officer, employee or agent, shall continue for so long as Indemnitee shall be or could become subject to any possible Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement, and shall inure to the benefit of his heirs, executors and administrators.

         3. Determination of Right to Indemnification. For purposes of making the determination in a specific case under paragraph (g) of Section 2 hereof whether to make indemnification, the board of directors, Independent Legal Counsel, or stockholders, as the case may be, shall make such determination in accordance with the following procedure:

                  (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the board of directors a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof ("Indemnification Statement") stating that he has met the applicable standard of conduct set forth in paragraphs (b), (c), (d) or (e) of
Section 2 hereof;

                  (b) Submission of the Indemnification Statement to the board of directors shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement, and the board of directors, Independent Legal Counsel, or stockholders, as the case may be, shall within 60 days after submission of the Indemnification Statement specifically determine that Indemnitee is so entitled, unless it or they shall possess sufficient evidence to rebut the presumption that Indemnitee has met the applicable standard of conduct set forth in paragraph (b), (c), (d) or (e) of
Section 2 hereof, which evidence shall be disclosed to Indemnitee with particularity in a written statement signed by all persons who participated in the determination and voted to deny indemnification.

                  (c) In the event that the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to this
Section 3, the Independent Legal Counsel shall be selected as provided in this section 3(c). The Independent Legal Counsel shall be selected by the Board of directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Legal Counsel so selected. Indemnitee may, within 7 days after receipt of such written notice of selection shall have been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent legal Counsel so selected does not meet the requirements of "Independent Legal Counsel as defined in Section 6 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Legal Counsel so selected shall be disqualified from action as such. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 3(a) of this Agreement, no Independent Legal Counsel shall have been selected, or if selected shall have been objected to, in accordance with Section 3(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Legal Counsel of a person selected by such court or by such other person as such court shall designate, and the person so appointed shall act as Independent Legal Counsel under

Section 3(b) of this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 3(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

         4. Authorization of Advancement of Expenses. For purpose of determining whether to authorize advancement of expenses in a specific case pursuant to paragraph (h) of Section 2 hereof, the board of directors shall make such determination in accordance with the following procedure:

                  (a) Indemnitee may submit to the board of directors a request for advancement of expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof ("Undertaking"), stating that (i) he has reasonably incurred or will reasonably incur actual expenses in defending a Proceeding, and (ii) he undertakes to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise;

                  (b) Upon receipt of the Undertaking the board of directors shall within 14 days authorize immediate payment of the Expenses stated in the Undertaking.

         5. Merger, Consolidation or Change in Control. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, or if there is a change in control of the Company as defined in Section 6 hereof, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company.

         6. Certain Definitions. For purposes of this Agreement, the following definitions apply herein:

                  (a) "change of control" shall include any change in the ownership of a majority of the capital stock of the Company or in the composition of a majority of the members of the board of directors of the Company.

                  (b) "Corporate Status" describes the status of a person who is or was a director, officer, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (including civic, non-profit or charitable organizations, whether or not incorporated), which such person is or was serving at the request of the Company.

                  (c) "Disinterested Director" means a director of the company who is not and was not at any time a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                  (d) "Expenses shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

                  (e) "Fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan.

                  (f) "Independent Legal Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an actin to determine Indemnitee's rights under this Agreement.

                  (g) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

                  (h) "serving at the request of the Company" shall include any service at the request or with the express or implied authorization of the Company, as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an enterprise, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of such enterprise," he shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         7. D&O Insurance. The Company represents that it has purchased or currently maintains and will maintain (except as hereinafter provided) insurance protecting its officers and directors and certain other persons (including the Indemnitee) against certain losses arising out of actual or threatened Proceedings to which such persons may be made or threatened to be made parties ("D&O Insurance"). Although there can be no assurance as to the continuation or renewal of the D&O Insurance or that any such D&O Insurance will provide coverage for losses to which the Indemnitee may be exposed, the Company will use commercially reasonable efforts, taking into consideration availability of D&O Insurance in the marketplace, to continue D&O Insurance in effect at current levels for the duration of Indemnitee's service and for six (6) years thereafter.

         8. Reliance by Indemnitee. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Company, and acknowledges that Indemnitee is relying up-on this Agreement in serving or continuing to serve in such capacity.

         9. Attorneys' Fees. In the event that Indemnitee institutes any legal action to enforce his rights or collect moneys due under this Agreement or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Company all attorneys' fees and disbursements incurred by him.

         10. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of law rules or principle that might refer to the laws of another state or country.

         12. Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supercedes any prior agreement regarding the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee's service as a director and/or officer of the Company.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and the Company has set its seal as of the date first above written.

                                              COMPANY:

                                              Veritas DGC Inc.

(Corporate Seal)

                                              By:
                                                 -------------------------------
                                                   David B. Robson
                                                   Chairman


                                              INDEMNITEE:



                                              ----------------------------------
                                                     Matthew D. Fitzgerald

                                    EXHIBIT 1

                    STATEMENT OF REQUEST FOR INDEMNIFICATION


         I, Matthew D. Fitzgerald, submit this Statement pursuant to the Indemnity Agreement dated March 9, 2001, between Veritas DGC Inc., a Delaware corporation ("Company"), and the undersigned (the "Agreement").

         1. I am requesting indemnification against Expenses (as defined in the Agreement) and, with respect to any action not by or in the right of the Company, judgments, fines, penalties and amounts paid in settlement, all of which have been actually and reasonably incurred by me in connection with a certain Proceeding (as defined in the Agreement) to which I am a party or am threatened to be made a party by reason of the fact of my Corporate Status (as defined in the Agreement).

         2. With respect to all matters related to any such Proceeding, I acted in good faith and in a manner I reasonably believed to be or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, I had no reason to believe that my conduct was unlawful.


         4. I am requesting indemnification against the following liabilities:
                                                                               .
-------------------------------------------------------------------------------


                                                  ------------------------------
                                                        Matthew D. Fitzgerald

                                    EXHIBIT 2

                            STATEMENT OF UNDERTAKING


         I, Matthew D. Fitzgerald, submit this Statement pursuant to the Indemnity Agreement dated March 9, 2001, between Veritas DGC Inc., a Delaware corporation ("Company"), and the undersigned (the "Agreement").

         1. I am requesting advancement of certain actual Expenses (as defined in the Agreement) which I have reasonably incurred or will reasonably incur in defending a Proceeding.

         2. I hereby undertake to repay this advancement of Expenses if it is ultimately determined that I am not entitled to be indemnified by the Company.

         7. The expenses for which advancement is requested are as follows:

                                                                               .
-------------------------------------------------------------------------------


                                                  ------------------------------
                                                        Matthew D. Fitzgerald

                                    EXHIBIT D

                       AGREEMENT AND RELEASE OF ALL CLAIMS


         This Agreement, entered into as of the date written by Employee's signature below, is by and between Veritas DGC Inc. ("Veritas"), a Delaware corporation, and Matthew D. Fitzgerald ("Employee"). (As used in this Agreement, the term "Veritas" includes Veritas DGC Inc. and all of its subsidiary and affiliated companies).

         Veritas and Employee agree as follows:

         Section 1. Within 5 business days after the Separation Date, as defined in Section 3 below, and whether or not Employee executes and returns this Agreement, Veritas will pay Employee the following amounts:

         o        Employee's regular base salary prorated through the Separation
                  Date;

         o        Employee's vacation pay accrued as of the Separation Date; and

         o        any expense reimbursement owed to Employee under Section 2.g.
                  of the Employment Agreement.

All of the above amounts will be REDUCED by applicable taxes and withholding.

         Section 2. Within 10 calendar days after the Effective Date, as defined in Section 15 below, Veritas will pay to Employee the following amounts:

         o a lump sum equal to __________ (This amount represents two years of Employee's annual base salary); and

         o a lump sum equal to ___________ [This amount represents the incentive compensation due Employee, if any, in accordance with Section 6.c.ii of the Employment Agreement between Veritas and Employee effective March 9, 2001 (the "Employment Agreement")].

All of the above amounts will be REDUCED by applicable taxes and withholding.

         Section 3. Employee's termination from employment will be effective at the close of business on the Separation Date. The SEPARATION DATE as used in this Agreement means _________.

         Section 4. Employee agrees to release Veritas from any claims he has or may have against Veritas as of the date he signs this Agreement. The claims he is releasing include all of the following:

         o        any claims under any bonus or incentive plans;

         o any claims for tortious action or inaction of any sort ("tortious action or inaction" means, among other things, claims for such things as negligence, fraud, libel, or slander);

         o any claims arising under the Age Discrimination in Employment Act of 1967 as amended (29 U.S.C.ss.621, et seq.) (the Age Discrimination in Employment Act of 1967 prohibits, in general, discrimination against employees on the basis of age);

         o any claims arising under Title VII of the Civil Rights Act of 1964 as amended (42 U.S.C.ss.2000e, et seq.), or the Texas Commission on Human Rights Act (Texas Labor Codess.21.001, et seq.) (both of these statutes, in general, prohibit discrimination in employment on the basis of race, religion, national origin or gender);

         o Any claims arising under the Americans with Disabilities Act of 1990, as amended (42 U.S.C.ss.12101, et seq.) (the Americans with Disabilities Act of

                  1990 prohibits, in general, discrimination in employment on the basis of an employee's or applicant's disability);

         o any claims arising under Texas Labor Code Sections 451.001, et seq. for retaliation or discrimination in connection with a claim for workers' compensation benefits; and,

         o any claims for breach of contract, wrongful discharge, constructive discharge, retaliation, or conspiracy.

The release contained in this Section 4 WILL NOT affect any of the following:

         o Employee's rights or benefits under Veritas' 401(k) retirement savings plan, Veritas' Employee Stock Purchase Plan, or any pension or retirement plan in which Employee is a participant on the Separation Date (Employee's rights and benefits will be determined by the applicable plan documents);

         o Employee's right to elect continued health and/or dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

         o Employee's right to exercise any options to purchase Veritas DGC Inc. common stock in accordance with the terms of the applicable stock option grant;

         o Employee's rights under the Restricted Stock Agreement (as defined in the Employment Agreement) or any subsequent agreement granting Employee restricted stock;

         o Any other benefit to which Employee may be entitled under any other health or benefit plan (in accordance with the applicable plan documents);

         o Employee's rights under any workers' compensation statue; the Jones Act, 46 U.S.C. Appx.ss.688, as amended; general maritime law or similar laws; and any other right Employee may have with respect to bodily injury; or

         o Any rights to indemnity to which Employee, as a former officer or employee of Veritas, may be entitled under Veritas' Certificate of Incorporation or Bylaws, any policy of officers' and directors' liability insurance or any contract with Veritas.

         Section 5. Veritas and Employee agree that this Agreement is a binding contract. The purpose of the Agreement is to compromise doubtful or disputed claims, avoid litigation, and buy peace. Employee agrees that although Veritas is making payment to Employee in exchange for a release of claims, Veritas does not admit any wrongdoing of any kind.

         Section 6. Employee agrees to assist Veritas in defending any legal proceedings against Veritas arising out of matters which occurred on or prior to the Separation Date and Veritas agrees to reimburse Employee for his time and expense or costs he may incur in that regard.
Section 8.  This Agreement has been delivered to Employee on _____________.

         o Employee will have 21 calendar days from ___________ or until the close of business on ___________ to decide whether to sign the Agreement and be bound by its terms. Veritas and Employee agree that if the terms of this Agreement are changed in any manner, even if the changes are material, the 21-day period specified in the previous sentence will not restart or be extended. In the event Employee has not signed and returned this Agreement to Veritas on or before __________, this Agreement will become null and void.

         o After signing this Agreement, Employee will have the right to revoke the Agreement for a period of 7 calendar days after signing it by (a) notifying Veritas in writing that Employee revokes the Agreement and (b) returning to Veritas all consideration paid Employee under Section 3 above. In the event Employee revokes the Agreement, it will become null and void.

         Section 9. Employee acknowledges that he has read this Agreement. He understands that, except for the exceptions enumerated in Section 4 above, this Agreement will have the effect of waiving any claim he may pursue against Veritas. This waiver includes claims for wrongful discharge, breach of contract (including breach of the Employment Agreement), personal injury, discrimination on the basis of age, race, sex, national origin, citizenship, religion, veteran status, or disability or any other claim that arose on or prior to the Separation Date.

         Section 10. Employee acknowledges that he makes this Agreement knowingly and voluntarily.

         Section 11. This Agreement constitutes the entire understanding between Veritas and Employee with respect to the subject matter hereof.

         Section 12. This Agreement will benefit and be binding upon Veritas and its successors and assigns and Employee and his successors and legal representatives. Employee will not assign or attempt to assign any of his rights under this Agreement.

         Section 13. If a court determines that any provision of this Agreement is invalid, the other provisions will remain in effect.

         Section 14. This Agreement will be governed by, construed under, and enforced in accordance with the laws of the State of Texas, not including, however, its conflicts of law rules that might otherwise refer to the law of another forum or jurisdiction.

         Section 15. This Agreement will become effective and enforceable only after a period of 7 days has expired following Employee's execution and delivery of this Agreement to Veritas (this date is referred to in this Agreement as the "EFFECTIVE DATE."

                   THIS AGREEMENT IS SUBJECT TO ARBITRATION IN
                     ACCORDANCE WITH THE FOLLOWING SECTION

         Section 16. Veritas and Employee agree to submit to final and binding arbitration any and all disputes or disagreements concerning the interpretation or application of this Agreement. Any such dispute or disagreement will be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"). Arbitration will take place in Houston, Texas, unless the parties mutually agree to a different location. Within 30 calendar days of the initiation of arbitration hereunder, each party will designate an arbitrator. The appointed arbitrators will then appoint a third arbitrator. Employee and Veritas agree that the decision of the arbitrators will be final and binding on both parties. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrators. In the event the arbitration is decided in whole or in part in favor of Employee, Veritas will reimburse Employee for his reasonable costs and expenses of arbitration, including reasonable attorneys' fees. Regardless of the outcome of the arbitration, Veritas will pay all fees and expenses of the arbitrators and all of Veritas' costs of arbitration.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                                         VERITAS:

                                         VERITAS DGC INC.
                                         and subsidiary and affiliated companies


                                         By:
                                            ------------------------------------




                               NOTICE TO EMPLOYEE

BY SIGNING THIS DOCUMENT, YOU MAY BE GIVING UP IMPORTANT LEGAL RIGHTS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING AND RETURNING THIS DOCUMENT TO VERITAS.

                                                      EMPLOYEE:


                                                      --------------------------
                                                      Matthew D. Fitzgerald


                                                      Date:
                                                           ---------------------



                                      -8-